As filed with the Securities and Exchange Commission on July 29, 2022
Registration No. 333-__________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Doma Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-1956909

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
101 Mission Street, Suite 740 San Francisco, California, 94105 (650) 419-3827 (Address of Principal Executive Offices)
Doma Holdings, Inc. Omnibus Incentive Plan

Max Simkoff Chief Executive Officer and Director Doma Holdings, Inc. 101 Mission Street, Suite 740 San Francisco, California 94105 (650) 419-3827
(Telephone number, Including Area Code, of Agent For Service)
Copies to:
Stephen Salmon Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA (650) 752-2000	Eric Watson General Counsel and Secretary Doma Holdings, Inc. 101 Mission Street, Suite 740 San Francisco, California 94105 (650) 419-3827
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E to Form S-8, the Registrant is filing this Registration Statement with the U.S. Securities and Exchange Commission (the “Commission”) to register additional shares of the Registrant’s Common Stock for issuance under the Doma Holdings, Inc. Omnibus Incentive Plan (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on October 4, 2021 (File No. 333-260020) and the registration statement on Form S-8 filed with the Commission on March 25, 2022 (File No. 333-263861) to the extent not superseded hereby.

PART I
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Commission on March 4, 2022;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as filed with the Commission on May 11, 2022;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on April 7, 2022, July 1, 2022 July 8, 2022, and July 21, 2022 to the extent the information in such reports is filed and not furnished; and

(d) The description of the Registrant’s capital stock which is contained in the registration statement on Amendment No. 1 to Form S-1 filed on September 3, 2021, including any amendment or supplements thereto.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number
5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages hereto)
99.1	Doma Holdings, Inc. Amended and Restated Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed on July 8, 2022)
107.1	Filing Fee Table (filed herewith)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 29 day of July, 2022.

DOMA HOLDINGS, INC.

By:	/s/ Max Simkoff
	Name:	Max Simkoff
	Title:	Chief Executive Officer and Director
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Doma Holdings, Inc., hereby severally constitute and appoint Max Simkoff, Mike Smith and Eric Watson, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Max Simkoff	Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2022
Max Simkoff

/s/ Mike Smith	Chief Financial Officer (Principal Accounting Officer & Principal Financial Officer)	July 29, 2022
Mike Smith

/s/ Sharda Cherwoo	Director	July 29, 2022
Sharda Cherwoo

/s/ Mark D. Ein	Director	July 29, 2022
Mark D. Ein

/s/ Stuart Miller	Director	July 29, 2022
Stuart Miller

/s/ Charles Moldow	Director	July 29, 2022
Charles Moldow

/s/ Karen Richardson	Director	July 29, 2022
Karen Richardson

/s/ Lawrence Summers	Director	July 29, 2022
Lawrence Summers

/s/ Maxine Williams	Director	July 29, 2022
Maxine Williams

/s/ Serena Wolfe	Director	July 29, 2022
Serena Wolfe

/s/ Matthew E. Zames	Chairman of the Board	July 29, 2022
Matthew E. Zames